                                 165,000 SHARES


                        U.S. RESTAURANT PROPERTIES, INC.

                    COMMON STOCK, PAR VALUE $.001 PER SHARE






                             UNDERWRITING AGREEMENT





September 17, 1998

                                                             September 17, 1998



Morgan Keegan & Company, Inc.
50 N.  Front Street
Memphis, Tennessee 38103

Dear Sirs and Mesdames:

         U.S. RESTAURANT PROPERTIES, INC., a Maryland corporation (the "Company"), proposes to issue and sell to the Underwriter named in Schedule I hereto (the "Underwriter") an aggregate of 165,000 shares of the common stock, par value $.001 per share, of the Company (the "Shares"), all of which shares are to be issued and sold by the Company. The shares of the Common Stock, par value $.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock." Other capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Registration Statement.

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OPERATING PARTNERSHIP. The Company and the Operating Partnership (as hereinafter defined) jointly and severally represent and warrant to and agree with the Underwriter that:

         (a) A registration statement on Form S-3 (File No. 333-34263), with respect to the Shares, including a prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "1933 Act Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, has been filed with the Commission and has been declared effective. Such registration statement and prospectus may have been amended or supplemented prior to the date of this Underwriting Agreement; any such amendment or supplement was so prepared and filed, and any such amendment filed after the effective date of such registration statement has been declared effective. No stop order suspending the effectiveness of such registration statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. A prospectus supplement (the "Prospectus Supplement") setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business has been or will be so prepared and will be filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the 1933 Act Rules and Regulations). Copies of such registration statement and prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Underwriting Agreement (including one fully executed copy of the registration statement and of each amendment thereto for the Underwriter and its counsel) have been delivered to the Underwriter and Underwriter's counsel. The registration statement, as it may have heretofore been amended, is referred to herein as the "Registration Statement," and the final form of prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement, is referred to herein as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus, any preliminary prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Prospectus or any preliminary prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Underwriting Agreement, all references to the Registration Statement, the Prospectus, any preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (EDGAR), and such copy shall be identical in content to any Prospectus delivered to the Underwriter for use in connection with the offering of the Shares.

         (b) The Company and the transactions contemplated by this Agreement meet the requirements and conditions for using a registration statement on Form S-3 under the Act, set forth in the General Instructions to Form S-3. When the Registration Statement was declared effective, and on the Closing Date (as defined in Section 4) it (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Securities Act and the 1933 Act Rules and Regulations and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact, necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) and at the Closing Date, the Prospectus, as amended or supplemented at any such time,
(i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Securities Act and the 1933 Act Rules and Regulations and
(ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in this paragraph 1(b) do not apply to statements in the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

         (c) The documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto (the "Incorporated Documents"), when they became or become effective under the Act or were or are filed with the Commission under the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act, the 1933 Act Rules and Regulations, the Exchange Act and/or the rules and regulations of the Commission under the Exchange Act (the "Exchange Act Rules and Regulations"), as applicable. No Incorporated Document when it was filed (or, if an amendment with respect to such Incorporated Document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no subsequently filed Incorporated Document, when it is filed will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

         (d) The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has full corporate power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Underwriting Agreement. Except for the Subsidiaries (as hereinafter defined), the Company owns no direct or indirect equity or other beneficial interest in any corporation, limited liability company, partnership, joint venture or other business entity.

         (e) U.S. Restaurant Properties Operating L.P., a Delaware limited partnership subsidiary of the Company (the "Operating Partnership"), has been duly formed and is validly existing as a limited partnership under the laws of the State of Delaware, is duly qualified to do business as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except where the failure to be so qualified would not have a material adverse effect on the earnings, assets or business affairs of the Company and its Subsidiaries taken as a whole), and has all partnership power and authority necessary to own or hold its properties and its interests in its subsidiaries, to conduct the business in which it is engaged and to enter into and perform its obligations under this Underwriting Agreement. USRP Managing, Inc., a wholly-owned Delaware corporate subsidiary of the Company ("USRP Managing"), is the sole general partner of the Operating Partnership. The Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement") is in full force and effect, and the aggregate percentage interests of the Company, USRP Managing and the limited partners in the Operating Partnership are as set forth in the Prospectus. To the extent the Shares are issued in accordance with this Underwriting Agreement, (i) the percentage interest of the partners in the Operating Partnership will be adjusted accordingly and (ii) the Company will contribute the proceeds from the sale of the Shares to the Operating Partnership in exchange for a number of common units of limited partnership interest equal to the number of Shares issued.

         (f) USRP Managing has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except where the failure to be so qualified would not have a material adverse effect on the earnings, assets or business affairs of the Company and its Subsidiaries taken as a whole), and has all corporate power and authority necessary to own or hold its assets, to conduct the business in which it is engaged and to enter into and perform its obligations under this Underwriting Agreement. All of the issued and outstanding capital stock of USRP Managing has been duly authorized and validly issued and is fully paid and non-assessable, is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities and has been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws). No shares of capital stock of USRP Managing are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock of USRP Managing, and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or any other securities of USRP Managing.

         (g) All of the subsidiaries (as defined in the 1933 Act Rules and Regulations) of the Company, including the Operating Partnership and USRP Managing, are listed on Schedule II hereto (collectively, the "Subsidiaries"). Each of the Subsidiaries has been duly incorporated or formed, as the case may be, and is an existing corporation, general or limited partnership, or other legal entity, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be. Each of the Subsidiaries has full power (corporate and other) and authority to own or hold its properties and to conduct the business in which it is engaged, and is duly qualified or registered to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered, considering all such cases in the aggregate, would not have a material adverse effect on the business, properties, financial position or results of operations of the Company and its Subsidiaries taken as a whole.

         (h) All of the issued and outstanding capital stock or ownership interests of each Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable and, except for the 8% limited partner interest in the Operating Partnership which is owned by QSV Properties, Inc. ("QSV") and the
 .02% limited partnership interests owned by certain sellers of properties to the Operating Partnership, is wholly owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

         (i) The Company has full legal right, power and authority to enter into and perform this Underwriting Agreement, to issue, sell and deliver the Shares as provided herein and to consummate the transactions contemplated herein. This Underwriting Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights, or by general equity principles and except to the extent the indemnification provisions set forth in Section 8 of this Underwriting Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

         (j) The Operating Partnership has full legal right, power and authority to enter into and perform this Underwriting Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Operating Partnership and constitutes a valid and binding agreement of the Operating Partnership enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights, or by general equity principles and except to the extent the indemnification provisions set forth in Section 8 of this Underwriting Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

         (k) The Operating Partnership Agreement has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Operating Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights or by general equity principles.

         (l) The execution and performance of this Underwriting Agreement and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any agreement or instrument to which the Company or its Subsidiaries is a party or which they are bound or to which any of the property or other assets of the Company or its Subsidiaries is subject, (ii) the articles of incorporation, charter, by-laws, certificate of general or limited partnership, partnership agreement or other organizational document, as applicable, of the Company or its Subsidiaries, or (iii) to the best of the Company's knowledge, any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or any of their properties or other assets; no consent, approval, authorization or order of, filing with, or notice to any court or governmental agency or body is required for the consummation of the transactions contemplated by this Underwriting Agreement in connection with the issuance or sale of the Shares by the Company, except such as may be required under the Securities Act and applicable state securities, blue sky, or real estate syndication laws, if any, or pursuant to the listing requirements of the New York Stock Exchange ("NYSE") and the Company has full power and authority to authorize, issue and sell the Shares as contemplated by this Underwriting Agreement, free of any preemptive rights. The issuance of the Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, evidence of indebtedness, contract or other agreement or instrument to which the Company or its Subsidiaries are a party.

         (m) The Company and its Subsidiaries have complied in all respects with all laws, regulations and orders applicable to them or their respective businesses laws, rules and regulations of the jurisdictions in which they are conducting business, including, without limitation, the Americans with Disabilities Act of 1990 and all applicable local, state and federal employment, truth-in-advertising, franchising and immigration laws and regulations, except where the failure to be so in compliance would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole. The Company and its Subsidiaries are not in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or evidence of indebtedness, lease, contract or other agreement or instrument to which they are a party or by which they or any of their properties or other assets are bound, violation of which would individually or in the aggregate have a material adverse effect on the Company and its Subsidiaries taken as a whole, and no other party under any such agreement or instrument to which the Company or its Subsidiaries are a party is, to the knowledge of the Company, in default in any material respect thereunder; and the Company and its Subsidiaries are not in violation of their respective articles of incorporation, charter, bylaws, certificate of general or limited partnership, partnership agreement or other organizational documents, as the case may be.

         (n) The issuance and sale of the Shares to the Underwriter hereunder have been duly authorized by the Company. When issued and delivered against payment therefor as provided in this Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable and the issuance of the Shares will not be subject to any preemptive or similar rights. No person or entity holds a right to require or participate in the registration under the Securities Act of the Shares pursuant to the Registration Statement. No person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company. Except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement. The form of certificates evidencing the Shares complies with all applicable legal requirements.

         (o) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus. Immediately after the Closing Date, 13,649,596 shares of Common Stock will be issued and outstanding, 3,680,000 shares of the Company's $1.93 Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") will be issued and outstanding and no shares of any other class of capital stock will be issued and outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable, and have been offered, sold and issued by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws). None of the issued shares of capital stock of the Company have been issued in violation of any preemptive or similar rights. Except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

         (p) Immediately after the Closing Date, all of the issued and outstanding common units of partnership interest in the Operating Partnership ("Common Units") and preferred units of partnership interest in the Operating Partnership ("Preferred Units") will be validly issued, fully paid and non-assessable. None of the Common Units or Preferred Units has been or will be issued or is owned or held in violation of any preemptive right. The Common Units and Preferred Units have been or will be offered, sold and issued by the Operating Partnership in compliance with all applicable laws (including, without limitation, federal and state securities laws).

         (q) The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations, changes in financial position, stockholders' equity and cash flows for the periods therein specified, in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The summary and selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. In addition, the pro forma financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Furthermore, all financial statements required by Rule 3-14 of Regulation S-X ("Rule 3-14") have been included or incorporated by reference in the Registration Statement and the Prospectus and any such financial statements are in conformity with the requirements of Rule 3-14. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Act or the 1933 Act Rules and Regulations thereunder.

         (r) Deloitte & Touche LLP, who has examined and is reporting upon the audited financial statements and schedules included or incorporated by reference in the Registration Statement and the

Prospectus, are, and were during the periods covered by their Reports included or incorporated by reference in the Registration Statement and the Prospectus, independent public accountants within the meaning of the Securities Act and the 1933 Act Rules and Regulations.

         (s) Neither the Company nor any of its Subsidiaries has sustained, since December 31, 1996, any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in, or incorporated by reference in, the Registration Statement and the Prospectus, and except as otherwise stated in the Registration Statement and Prospectus, there has not been (i) any material change in the capital stock or partnership interests, as applicable, long-term debt, obligations under capital leases or short-term borrowings of the Company and its Subsidiaries, taken as a whole, (ii) any material adverse change, or any development which could reasonably be seen as involving a prospective material adverse change, in or affecting the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company and its Subsidiaries, taken as a whole, (iii) any liability or obligation, direct or contingent, incurred or undertaken by the Company or any of its Subsidiaries, which is material to the business or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, except for liabilities or obligations incurred in the ordinary course of business, (iv) any declaration or payment of any dividend or distribution of any kind on or with respect to the capital stock of the Company or with respect to the partnership interests of the Operating Partnership, or (v) any transaction that is material to the Company and its Subsidiaries, taken as a whole, except transactions in the ordinary course of business or as otherwise disclosed in the Registration Statement and the Prospectus.

         (t) Except for those properties listed on Schedule III below as being subject to leases, the Company and each of its Subsidiaries have good and marketable title to all properties and assets, as described in the Prospectus, owned by them, free and clear of all liens, charges, encumbrances, claims, restrictions or defects, except such as are described in the Prospectus or are not material in relation to the business or operations of the Company and its Subsidiaries, and the Company and its Subsidiaries have valid, subsisting and enforceable leases for the properties listed on Schedule III hereto as leased to the Company and its Subsidiaries, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties by the Company and its Subsidiaries; all liens, charges, encumbrances, claims or restrictions on or affecting any of the properties or the assets of the Company and its Subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; except for the tenants listed on Schedule IV hereto, no tenant under any of the leases pursuant to which the Company or its Subsidiaries lease their properties has an option or right of first refusal to purchase the premises demised under such lease; to the best of the Company's knowledge, the use and occupancy of each of the properties of the Company and its Subsidiaries complies in all material respects with all applicable codes and zoning laws and regulations; the Company and its Subsidiaries have no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvement of, construction on, or access to any of the properties of the Company and its Subsidiaries; and the Company and its Subsidiaries have no knowledge of any pending or threatened proceeding or action that will in any manner materially affect the size of, use of, improvements or construction on, or access to any of the properties of the Company or its Subsidiaries.

         (u) Title insurance in favor of the Company and its Subsidiaries is maintained with respect to each of the properties described in the Prospectus in an amount at least equal to the cost of acquisition of such property.

         (v) The mortgages and deeds of trust encumbering the properties and assets described or referred to in the Prospectus are not convertible into the equity securities of the Company or any Subsidiary.

         (w) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened any litigation, action, suit or proceeding to which the Company, any of its Subsidiaries or any of its officers or directors is a party, or that any of its properties or other assets is the subject of, before or by any court or governmental agency or body, that is reasonably likely to result in any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its Subsidiaries, or might materially and adversely affect their properties or other assets.

         (x) There are no contracts or documents of the Company that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the Act or the Exchange Act or by the 1933 Act Rules and Regulations and the Exchange Act Rules and Regulations that have not been so filed. All of the contracts to which any of the Company or its Subsidiaries is a party (i) have been duly authorized, executed and delivered by such entity, constitute valid and binding agreements of such entity and are enforceable against such entity in accordance with the terms thereof, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization or similar other laws affecting creditors' rights generally and
(B) general equity principles and limitations on the availability of equitable relief or (ii) in the case of any contract to be executed on or before the Closing Date, will on the Closing Date be duly authorized, executed and delivered by the Company and/or a Subsidiary, and constitute valid and binding agreements of such entity enforceable against each entity in accordance with the terms thereof, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization or similar other laws affecting creditors' rights generally and (B) general equity principles and limitations on the availability of equitable relief.

         (y) No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, trustees, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described.

         (z) Each of the Company and its Subsidiaries owns, possesses or has obtained all material permits, licenses, franchises, certificates, consents, orders, approvals and other authorizations of governmental or regulatory authorities as are necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its business as presently conducted, or as contemplated in the Prospectus to be conducted, and neither the Company nor the Operating Partnership has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this

Underwriting Agreement and the consummation of the transactions herein contemplated has been obtained or made and is in full force and effect.

         (aa) Neither the Company nor any of its Subsidiaries is required to own or possess any license or other rights to use any patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") to entitle any of them to conduct their respective businesses as such businesses are now, and as they are proposed to be, conducted or operated as described in the Prospectus, and neither the Company nor any of its Subsidiaries has received notice of infringement upon or of conflict with (and the Company and the Operating Partnership know of no such infringement upon or of conflict with) asserted rights of others with respect to any Intangibles which could materially and adversely affect the business, prospects, properties, assets, results of operation or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

         (ab) The Company and its Subsidiaries maintain a system of internal accounting controls which the Company believes is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to financial assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (ac) The Company has filed all federal, state, local, franchise and foreign income tax returns which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due, and the Company has no knowledge, after due inquiry, of any tax deficiency which has been asserted or threatened against the Company. To the knowledge of the Company, there are no tax returns of the Company or any of its Subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies which would have a material adverse effect on the financial position, stockholders' equity, results of operations, business or prospects of the Company and its Subsidiaries.

         (ad) Each of the Company and its Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and assets and, to the best of the Company's and the Operating Partnership's knowledge, consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks, including liability for personal injury, customarily insured against, all of which insurance is in full force and effect.

         (ae) To the best of the Company's and the Operating Partnership's knowledge, no general labor problem exists or is imminent with the employees of the Company or any of its Subsidiaries.

         (af) Neither the Company and its Subsidiaries, nor any of their officers, directors or controlling persons, has taken nor will take, directly or indirectly, any action resulting in a violation of Rule 102 under Regulation M promulgated under the Exchange Act, or designed to, or that might reasonably be expected to, cause or result in or that has constituted or that reasonably might be expected to constitute the stabilization or manipulation of the price of any security of the Company or to facilitate the sale or resale of the Shares.

         (ag) Except as otherwise disclosed in the Registration Statement or the Prospectus, and except as would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company or any of its Subsidiaries, neither the Company, any of its Subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any current or former owner of any property currently or formerly owned or operated by the Company or any Subsidiary (collectively, the "Real Property") has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting the Real Property except in material compliance with applicable laws; to the knowledge of the Company and the Operating Partnership, the Real Property and the Company's and its Subsidiaries' operations with respect to the Real Property are in material compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws"), and the Company, its Subsidiaries have, and are in material compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws. Except as otherwise disclosed in the Prospectus, neither the Company, nor its Subsidiaries has received any written notice from any governmental entity or any other person and there is no pending or, to the Company's knowledge, threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company or any of its Subsidiaries; or alleges that the Company or any of its Subsidiaries is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or alleges that the Company or any of its Subsidiaries is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

         Except for the 123 Burger King properties in the Company's portfolio at the time current management took control in May 1994, all of the properties have been, and it is contemplated that all future acquisitions will be, subjected to a Phase I or similar environmental assessment (which generally includes a site inspection, interviews and a records review, but no subsurface sampling). These assessments and certain follow-up investigations (including, as appropriate, asbestos, radon and lead surveys, additional public records review, subsurface sampling and other testing) of the properties have not revealed any environmental liability that the Company believes would have a material adverse effect upon the business, results of operations, prospects or condition (financial or otherwise) of the Company or any of its Subsidiaries.

         (ah) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

         (ai) None of the entities which prepared Phase I environmental assessment reports with respect to the Real Property, was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of its Subsidiaries, and none of their directors, officers or employees is connected with the Company or any of its Subsidiaries as a promoter, selling agent, voting trustee, officer, director or employee.

         (aj) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Code. The Subsidiaries of the Company that are partnerships will be treated as partnerships for federal income purposes and not as corporations or associations taxable as corporations.

         (ak) Each national, regional or local restaurant brand or franchise identified in the Prospectus as a brand or franchise being operated on a property is in actual operation on such property. Except as described in the Prospectus, each tenant (a "Tenant") of a property owned or leased by the Company is in actual possession of such property under a lease to such Tenant (each, a "Lease"). Except as disclosed in the Prospectus, each Lease is in full force and effect and neither the Company nor any of its Subsidiaries has notice of any defense to the obligations of the Tenant thereunder or any claim asserted or threatened by any person or entity, which claim would have a material adverse effect upon the business, results of operations, prospects or condition (financial or otherwise) of the Company or any of its Subsidiaries. To the knowledge of the Company, no Tenant of any of the properties is in default under any of the Leases governing such properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a material default under any of such Leases.

         (al) Except as disclosed in Schedule V hereto, all Leases with Tenants are "triple net leases" and generally provide that the Tenant is responsible for property operating costs, including property taxes, insurance and maintenance.

         (am) Except as specifically disclosed in the Prospectus, there is no material defect in the condition of any property, the improvements thereon, the structural elements thereof, or the mechanical systems therein, nor any material damage from casualty or other cause, nor any soil condition of any such property that will not support all of the improvements thereon without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations, except for (a) ordinary wear and tear and (b) any such defect, damage or condition that has been corrected or will be corrected in the ordinary course of the business of such property as part of the Company's scheduled annual maintenance and improvement program.

         (an) On the Closing Date, the Shares will have been approved for listing, upon official notice of issuance, on the New York Stock Exchange (the "NYSE").

         (ao) Neither the Company nor any of the Subsidiaries is, or solely as a result of transactions contemplated hereby and the application of the proceeds from the sale of the Shares, will become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

         (ap) The Company has not distributed and, prior to the later to occur of (i) the Closing Date or (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Securities Act.

         2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company at $23.04 a share (the "Purchase Price") the number of Firm Shares set forth in Schedule I hereto opposite the name of the Underwriter.

         3. TERMS OF PUBLIC OFFERING. The Company is advised by the Underwriter that it proposes to make a public offering of the Shares as soon after this Agreement has been executed and delivered as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $24.25 a share (the "Public Offering Price").

         4. PAYMENT AND DELIVERY. Payment for the Firm Shares to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the account of the Underwriter at 10:00 A.M., New York City time, on September 23, 1998, or at such other time on the same or such other date, not later than September 23, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

         5. CONDITIONS TO THE UNDERWRITER'S OBLIGATIONS. The Underwriter's obligation to purchase and pay for the Shares as provided herein shall be subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) The Registration Statement shall have been declared effective under the Act; the Prospectus shall have been filed as required by Section 1(a) hereof; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the Underwriter's knowledge or the knowledge of the Company, threatened by the Commission, nor has any state securities authority suspended the qualification or registration of the Shares for offering or sale in any jurisdiction and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriter and Underwriter's counsel.

         (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus; and

               (iii) there shall not have occurred any event or development relating to or involving the Company or any Subsidiary or any officer or director of the Company which makes any statement made in the Prospectus untrue or which, in the reasonable opinion of the Company and its counsel or the Underwriter and its counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Securities Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your reasonable opinion, materially adversely affect the market for the Shares.

         (c) All filings with the Commission required by Rule 424 under the Securities Act shall have been made within the applicable time prior prescribed for such filing by such Rule.

         (d) Winstead Sechrest & Minick P.C., counsel for the Company, shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated such Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:

               (i) Each of the Company, the Operating Partnership, and USRP Managing has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, general or limited partnership, or other legal entity, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, and has full power (corporate or other) and authority to own or hold its properties and to conduct the business in which it is engaged, and is duly qualified or registered to do business in each jurisdiction listed on a schedule attached to such counsel's opinion. All of the issued and outstanding capital stock or ownership interests of each of the Operating Partnership, Master L.P. and USRP Managing have been duly authorized and are validly issued, fully paid and nonassessable and, except for the 8% limited partner interest in the Operating Partnership owned by QSV and the .02% limited partnership interests owned by certain sellers of properties to the Operating Partnership, are wholly-owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

               (ii) The Registration Statement has become effective under the Securities Act, the Prospectus Supplement has been filed as required by Section 1(a) hereof and, to the best knowledge of such counsel, after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

               (iii) The Company has full legal right, power and authority to enter into, deliver and perform this Agreement, to issue, sell and deliver the Shares as provided herein and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company.

               (iv) The Operating Partnership has full legal right, power and authority to enter into, deliver and perform this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Operating Partnership.

               (v) No consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body is required for the execution, delivery and performance by the Company and the Operating Partnership of their respective obligations under this Agreement, and the consummation of the transactions contemplated hereby including the valid authorization, issuance, sale and delivery of the Shares, except such as have been obtained under the Securities Act or from the NYSE and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the Underwriter, as to which such counsel need express no opinion.

               (vi) Neither the issuance, sale and delivery by the Company of the Shares, nor the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by the Company and the Operating Partnership will contravene any of the terms and provisions of the charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, of the Company or any Subsidiary; or, to such counsel's knowledge, and except as disclosed in the Prospectus, constitute a default under any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or to which either of them, any of their respective properties or other assets is subject; or, to such counsel's knowledge, violate any applicable law, statute, judgment, decree, order, rule or regulation of any court or governmental agency or body; or, to such counsel's knowledge, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any of the foregoing.

               (vii) The issuance and sale of the Shares to the Underwriter hereunder have been duly authorized by the Company. When issued and delivered against payment therefor as provided in this Agreement, the Shares will be validly issued, fully paid and nonassessable. No preemptive or similar rights exist with respect to any of the Shares. To such counsel's knowledge, no person or entity holds a right to participate in the registration under the Securities Act of the Shares pursuant to the Registration Statement. To such counsel's knowledge, no person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company. To such counsel's knowledge, except as disclosed in the Prospectus or in the Incorporated Documents, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company and except for the issuance of Common Stock upon exchange of Common Units. The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable. The form of certificate evidencing the Shares complies with all applicable legal requirements.

               (viii) All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued; and all of the issued and outstanding shares of capital stock of the Company are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right under the charter of the Company or Maryland Law. The Shares have been duly authorized by the Company for issuance and sale and when issued and sold pursuant to this Underwriting Agreement will be duly and validly issued, fully paid and nonassessable and none of them have been issued in violation of any preemptive or other similar right. The issued and outstanding capital stock of the Company and the Shares conform, or will conform, in all material respects to the descriptions thereof contained in the Registration Statement, and the Prospectus, as the case may be. The form of certificate used to evidence the Shares is in due and proper form and complies with all applicable statutory requirements, with any applicable requirements of the Company's organizational documents and with the requirements of the NYSE;

               (ix) To the knowledge of such counsel, neither the Company nor any of its Subsidiaries is in violation of its respective charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, and to the knowledge of such counsel, no material default exists and no event has occurred which, with notice or after the lapse of time to cure or both, would constitute a material default in the due performance and observance of any obligation, agreement, term, covenant, or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument known to such counsel. To the knowledge of such counsel, neither the Company nor any of its Subsidiaries is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect on the financial position, results of operations or business of the Company and its Subsidiaries, taken as a whole.

               (x) To the knowledge of such counsel after due inquiry, there is not pending or threatened any legal or governmental action, suit, proceeding, inquiry or investigation against the Company or any of its Subsidiaries or any assets or rights of any such entity are subject, which, if determined adversely to any such entity, would individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and it Subsidiaries, taken as a whole, or which is required to be disclosed in the Registration Statement and Prospectus.

               (xi) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown and there are no contracts, leases or other documents known to such counsel of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. To such counsel's knowledge, all agreements between the Company or any of its Subsidiaries, respectively, and third parties expressly referenced in the Prospectus are legal, valid and binding obligations, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

               (xii) After due inquiry, such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

               (xiii) The Shares have been approved for listing on the NYSE upon official notice of issuance.

               (xiv) The Company is organized in conformity with the requirements for qualification as a real estate investment trust pursuant to Sections 856 through 860 of the Code, and the Company's proposed method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Code. Each of the Subsidiaries that is organized as a partnership will be treated as a partnership for federal income purposes and not as a corporation or an association taxable as a corporation.

               (xv) Other than financial statements and other financial and operating data and schedules contained therein, as to which counsel need express no opinion (i) the Registration Statement, the Prospectus and any amendment or supplement thereto, at the time they became effective or were filed, complied as to form in all material respects with the Securities Act and the rules and regulations thereunder and
          (ii) the documents incorporated by reference in the Registration Statement, the Prospectus and any amendment or supplement thereto, at the time they became effective or were filed, complied as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

               (xvi) Neither the Company nor any of the Subsidiaries is, or solely as a result of the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Shares will become, an "investment company," or a company "controlled" by an "investment company," within the meaning of the 1940 Act.

               (xvii) The statements in the Prospectus under the captions "Risk Factors" and "Description of the Capital Stock of the Company" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein. The information in the Prospectus under the caption "Federal Income Tax Considerations" to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by such counsel, is correct in all material respects and the discussion thereunder does not omit any material provisions with respect to the matters covered and presents fairly the information required to be disclosed therein under the Securities Act and the 1933 Act Rules and Regulations.

               (xviii) Nothing has come to the attention of such counsel (A) to cause it to believe that (except for financial statements and schedules and other financial and operating data included therein, as to which counsel need make no statement), the Registration Statement or any documents incorporated by reference therein at the time such Registration Statement became effective, and as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make statements therein not misleading, and
          (B) to cause it to believe that (except for financial statements and schedules and other financial and operating data included therein, as to which counsel need not express any belief), the Prospectus or any amendment or supplement thereto made prior to the Closing Date, as of its date, and as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (e) Middleberg, Riddle & Gianna, counsel for the Company, shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated such Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:

               (i) Each of the Company's Subsidiaries (other than the Operating Partnership, Master L.P. and USRP Managing) has been duly incorporated of formed, as the case may be, and is validly existing as a corporation, general or limited partnership, or other legal entity, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, and has full power (corporate or other) and authority to own or hold its properties and to conduct the business in which it is engaged, and is duly qualified or registered to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its Subsidiaries taken as a whole. All of the issued and outstanding capital stock or ownership interests of each Subsidiary (other than the Operating Partnership, Master L.P. and USRP Managing) have been duly authorized and are validly issued, fully paid and nonassessable and are wholly-owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

               (ii) To the best of such counsel's knowledge, no holder of any security of the Company has the right to have any security owned by such holder included for registration in the Registration Statement or to demand registration of any security owned by such holder during the 180 days after the date of this Underwriting Agreement.

         (f) The Underwriter shall have received from Baker, Donelson, Bearman & Caldwell, counsel to the Underwriter, such opinion or opinions, dated as of the Closing Date, with respect to the validity of the Shares, the Registration Statement, the Prospectus and other related matters as the Underwriter reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

         (g) The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type normally found in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut off" date not earlier than the date hereof.

         (h) The Underwriter shall have received from the Company a certificate, signed by the President or the Chairman of the Board and by the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that, to the best of their knowledge based upon reasonable investigation:

               (i) The representations and warranties of the Company in this Underwriting Agreement are true and correct, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened by the Commission nor has any state securities authority suspended the qualification or registration of the Shares for offering or sale in any jurisdiction;

               (iii) Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth, and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations of the Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed;

               (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (a) there has not been, and no development has occurred which could reasonably be expected to result in, a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (b) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus; and

               (v) such other matters as the Underwriter or Underwriter's counsel may reasonably request.

         (i) As of the Closing Date, the Shares shall have been duly authorized for listing by the NYSE, subject to official notice of issuance.

         (j) All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriter or Underwriter's counsel. The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and other documents as the Underwriter shall reasonably request and the Company shall furnish to the Underwriter such further certificates and documents as the Underwriter shall have reasonably requested.

         6. COVENANTS OF THE COMPANY AND THE OPERATING PARTNERSHIP. In further consideration of the agreements of the Underwriter herein contained, the Company and the Operating Partnership covenant with each Underwriter as follows:

         (a) The Company will cause the Prospectus Supplement to be filed as required by Section 1(a) hereof (but only if the Underwriter or its counsel have not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify the Underwriter promptly of such filing. During the period in which a prospectus relating to the Shares is required to be delivered under the Act or such date which is 90 days after the Closing Date, whichever is later, the Company will notify the Underwriter promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed, or of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; the Company will prepare and file with the Commission, promptly upon the Underwriter's request, any amendments or supplements to the Registration Statement or Prospectus that, in the Underwriter's opinion, may be necessary or advisable in connection with the Underwriter's distribution of the Shares; and the Company will file no amendment or supplement to the Registration Statement or Prospectus (other than any prospectus supplement relating to the offering of other securities registered under the Registration Statement or any document required to be filed under the Exchange Act that upon filing is deemed to be incorporated by reference therein) to which the Underwriter or its counsel shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

         (b) If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will immediately notify you of such event and make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

         (c) The Company will comply with all requirements imposed upon it by the Securities Act, the 1933 Act Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus. If during such period where a prospectus relating to the Shares is required to be delivered under the Act or such date which is 90 days after the Closing Date, whichever is later, any event occurs as a result of which, in the opinion of Underwriter's counsel, the Registration Statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus as then amended or supplemented contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Underwriter and will amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

         (d) To furnish to you, without charge, (i) three conformed copies of the Registration Statement (including exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 A.M. Memphis, Tennessee time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (a) above, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request, and (ii) such number of copies of the Incorporated Documents, including exhibits, as you may reasonably request.

         (e) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law. In the event that the Company and you agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

         (f) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

         (g) The Company will make generally available to its stockholders as soon as practicable, and in the manner contemplated by Rule 158 of the 1933 Act Rules and Regulations but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earning statement (which need not be audited) covering a 12 month period beginning after the date upon which the Prospectus Supplement is filed pursuant to Rule 424(b) under the Securities Act that shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 of the 1933 Act Rules and Regulations and will advise the Underwriter in writing when such statement has been made available.

         (h) The Company will not at any time, directly or indirectly, take any action designed to, or which might reasonably be expected to, cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization of the price of its capital stock to facilitate the sale or resale of any of the Shares.

         (i) The Company will use the net proceeds received from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds."

         (j) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

         (k) The Company will use its best efforts to maintain the listing of the Shares on the NYSE.

         (l) The Company will use its best efforts (i) to meet the requirements to qualify as a real estate investment trust under the Code and (ii) to cause each of its Subsidiaries that is organized as a partnership to be treated as a partnership for federal income tax purposes.

         (m) The Company will comply with all of the provisions of any undertakings in the Registration Statement.

         (n) The Company and its Subsidiaries will conduct their affairs in such a manner so as to ensure that neither the Company nor any Subsidiary will be an "investment company" or an entity "controlled" by an investment company within the meaning of the 1940 Act.

         7. EXPENSES. Whether or not the transactions contemplated in this Underwriting Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Underwriting Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the filing of any state notice required in connection with the offer and sale of the Shares in any state as provided herein, including reasonable fees and disbursements of counsel for the

Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution", and the last paragraph of Section 10 below, the Underwriter will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

         8. INDEMNITY AND CONTRIBUTION.

         (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company or the Operating Partnership in writing by the Underwriter expressly for use therein.

         (b) The Underwriter agrees to indemnify and hold harmless the Operating Partnership, the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Underwriter furnished to the

Company in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Operating Partnership, the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section. In the case of any such separate firm for the Underwriter and such control persons of the Underwriter, such firm shall be designated in writing by the Underwriter. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) To the extent the indemnification provided for in paragraph (a) or
(b) of this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Operating Partnership and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Company and the Operating Partnership, on the one hand, and the Underwriter, on the other, agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,
(ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or the Operating Partnership, the Company, its officers or directors or any person controlling the Company or the Operating Partnership and (iii) acceptance of and payment for any of the Shares.

         9. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been wholly suspended by the NYSE, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market,
(iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State or Tennessee authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a) (i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         10. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Tennessee.

         12. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

            [The remainder of this page is intentionally left blank]

                               * * * * * * * * * *

                                  Very truly yours,

                                  U.S. RESTAURANT PROPERTIES, INC.


                                  By:    /s/ Robert J. Stetson
                                     --------------------------------
                                  Name:   Robert J. Stetson
                                       ------------------------------
                                  Title:   Chief Executive Officer
                                        -----------------------------


                                  U.S. RESTAURANT PROPERTIES OPERATING, L.P.

                                  By: USRP Managing, Inc.
                                  Its:  General Partner

                                  By:   /s/ Robert J. Stetson
                                     --------------------------------
                                  Name:   Robert J. Stetson
                                       ------------------------------
                                  Title: Chief Executive Officer
                                        -----------------------------

Accepted as of the date hereof

Morgan Keegan & Company, Inc.

By:  /s/ John M. Grayson, Jr.
   -------------------------------
Name:     John M. Grayson
     -----------------------------
Title:   Senior Vice President
      ----------------------------

                                   SCHEDULE I



                                                               Number of
                                                               Firm Shares
         Underwriter                                           To Be Purchased
         -----------                                           ---------------
         Morgan Keegan & Company, Inc.                         165,000


                                  Schedule I-1

                                   SCHEDULE II

                           SUBSIDIARIES OF THE COMPANY

1.       U.S. Restaurant Properties Operating L.P. (Delaware)
2.       U.S. Restaurant Properties Master L.P. (Delaware)
3.       U.S. Restaurant Properties Business Trust I (Delaware)
4.       U.S. Restaurant Properties Business Trust II (Delaware)
5.       USRP (West Virginia) Partners, L.P. (Texas)
6.       Restaurant Renovation Partners, L.P.(Texas)
7.       USRP (Lincoln), Ltd. (Texas)
8.       USRP (Norman), Ltd. (Texas)
9.       USRP (Carolina), Ltd. (Texas)
10.      Restaurant Acquisition Corp. (Texas)
11.      USRP Renovation Corp. (Texas)
12.      Restaurant Contractor Corp. (Texas)
13.      USRP (DeeDee), LLC (Texas)
14.      USRP (Sybra), LLC (Texas)
15.      USRP (Ribbit), LLC (Texas)
16.      USRP (Jones), LLC (Texas)
17.      USRP (Central Avenue), LLC (Texas)
18.      USRP (Midon), LLC (Texas)
19.      USRP Managing, Inc. (Delaware)


                                  Schedule II-1

                                  SCHEDULE III

           Properties in which the Company holds a leasehold interest.
           -----------------------------------------------------------
1.   BK                             9313 Mira Mesa Blvd.                                San Diego, CA
2.   BK                             23904 U.S. Highway N.                               Clearwater, FL
3.   BK                             575 Connecticut Avenue                              Norwalk, CT
4.   Jose's Mexican                 950 South "E" Street                                San Bernardino, CA
5.   BK                             2808 N. Tamiami Trail                               Sarsota, FL
6.   BK                             2777 W. 11th Avenue                                 Eugene, OR
7.   BK                             882 State Route 28                                  Milford, OH
8.   BK                             614 North Montana Avenue                            Helena, MT
9.   BK                             137 Main Street                                     Kingston, MA
10.  BK                             23221 Pacific Highway South                         Kent, WA
11.  BK                             1603 East Main                                      Alice, TX
12.  BK                             520 New Road                                        Sommers Point, NJ
13.  BK                             785 North Main Street                               Bishop, CA
14.  BK                             3000 South Island Avenue                            Philadelphia, PA
15.  BK                             503 N. Third Street (Oxford Mall)                   Oxford, PA
16.  BK                             248 Canal Street                                    Brattleboro, VT
17.  BK                             1090 South Big "A" Road                             Tuccoa, GA
18.  BK                             3410 William Penn Highway                           Wilkins Township, PA
19.  BK                             223 South Lincoln Street                            Spokane, WA
20.  BK                             1543 Floyd Baker Blvd.                              Gaffney, SC
21.  BK                             310 Baltimore Pike                                  Belaire, MD
22.  BK                             5400 Ygnacio Valley Road                            Concord, CA
23.  BK                             Crossroads Shopping Center                          Westminster, MD
24.  BK                             1715 Northwest Avenue                               El Dorado, AR
25.  BK                             3520 East Santa Fe Avenue                           Flagstaff, AZ
26.  BK                             1690 Beaver Road                                    Baden, PA
27.  BK                             6404 Ringgold Road                                  Chattanooga, TN
28.  BK                             130 Main Street                                     Middletown, CT
29.  BK                             2531 N. Broad Street                                Camden, SC
30.  BK                             2113 South First Street                             Yakima, WA
31.  BK                             1020 E. First Street                                Ankemy, IA
32.  BK                             E. 11519 Sprague Avenue                             Spokane, WA
33.  BK                             Rt. 206 & Rt. 1-30 N.                               Bordentown, NJ
34.  BK                             1481 Blackwood-Clementon Road                       Clementon, NJ
35.  BK                             3 Springs Drive                                     Weirton, WV
36.  BK                             Rt. 1A & E. Maple Street                            Ellsworth, ME
37.  BK                             7278 Point Douglas Road                             Cottage Grove, MN
38.  BK                             100 W. County Line Road                             Columbiana, OH
39.  BK                             403 E. Broadway Street                              Little Rock, AR
40.  BK                             2120 N. Argonne & Knox                              Spokane, WA

                                 Schedule III-1

41.  BK                             15 South 8th Street                                 Philadelphia, PA
42.  BK                             130 S. Wyoming Avenue                               Kingston, PA
43.  BK                             1500 - 86th Street                                  Clive, IA
44.  BK                             1124 West George Street                             LaCrosse, WI
45.  BK                             6909 Odana Road                                     Madisco, WI
46.  BK                             2710 Grand Avenue                                   Phoenix, AZ
47.  BK                             2530 N. Central Avenue                              Phoenix, AZ
48.  BK                             R.D. 4 - Route 30                                   Bedford, PA
49.  BK                             900 Bridge Street                                   Cillicothe, OH
50.  BK                             1616 Beaver Creek Road                              Oregon City, OR
51.  BK                             4641 Frederica Street                               Owensboro, KY
52.  BK                             4637 Sunset Blvd., N.E.                             Renton, WA
53.  BK                             2817 South El Camino Real                           San Mateo, CA
54.  BK                             170 West El Monte Way                               Dinuba, CA
55.  BK                             10 North Wilmot Road                                Tucson, AZ(a)
56.  BK                             1278 Mt. Vernon Avenue                              Marion, OH
57.  BK                             Lancaster Pike & Plank Road                         Paoli, PA
58.  BK                             Route 52 Airport Square                             Bluefield, WV
59.  BK                             765 Page Blvd.                                      Springfield, MA
60.  BK                             2701 Stewart Ave.                                   Atlanta, GA
61.  BK                             2710 S. Sixth Street                                Klamath Falls, OR
62.  BK II                          805 S. College Road                                 Wilmington, NC
63.  BK II                          7736 State Avenue                                   Kansas City, KS
64.  BK II                          3100 Dixie Highway                                  Erlanger, KY
65.  BK II                          2678 N. Tustin Avenue                               Orange, CA
66.  BK II                          Hwy. 67 & Edmoore Ct.                               Statesboro, GA
67.  BK II                          2950 W. Parker Road                                 Plano, TX
68.  BK II                          340 Hartford Turnpike                               Vernon, CT
69.  BK II                          1763 E. Prince Road                                 Tucson, AZ
70.  BK II                          1219 Parker Street                                  Springfield, MA
71.  BK II                          5850 W. Camelback Road                              Glendale, AZ
72.  BK                             54 N. Groesbeck Highway                             Mt. Clemens, MI
73.  BK                             4100 Central Avenue                                 Albuquerque, NM
74.  BK                             5500 Atlanta Hwy                                    Montgomery, AL
75.  BK                             2996 W 104th Avenue                                 Federal Heights, CO
76.  BK                             1860 Central Avenue                                 Albany, NY
77.  BK                             5501 Governor Ritchie Hwy                           Brooklyn Park, MD
78.  BK                             2920 Bragg Blvd.                                    Fayetteville, NC
79.  BK                             935 N. Waterman                                     San Bernardino, CA
80.  BK                             1114-B E. Main Street                               Magnolia, AR
81.  BK                             4709 State Highway 55                               Durham, NC
82.  BK                             560 Spring Mill Road                                Mansfield, OH
83.  BK                             290 Main Street                                     Binghampton, NY
84.  BK                             4035 Route 31                                       Clay, NY
85.  Hardee's                       3003 Boundary St., US Hwy. 21                       Beaufort, SC
86.  Hardee's                       4992 Altama Avenue                                  Brunswick, GA
87.  Hardee's                       309 Highway 80                                      Garden City, GA


                                 Schedule III-2


88.  Hardee's                       P.O. Box 2094, Hwy. 144 & 17                        Richmond Hill, GA
89.  Hardee's                       524 Memorial Drive                                  Waycross, GA
90.  Fazoli's                       315 College Mall Drive                              Bloomington, IN
91.  Memphis Best                   8071 Manchester Road                                Brentwood, MO
92.  Pizza Hut                      5101 West 98th Street                               Bloomington, IN
93.  Boston Market                  90 Broadhollow Road                                 Farmingdale, NY
94.  Pizza Hut                      3737 Hempstead Turnpike                             Levittown, NY
95.  Dr. Office                     3737 Hempstead Turnpike                             Levittown, NY
96.  Clark Oil                      8341 Olive Street Road                              University City, MO
97.  Applebee's                     6301 University Ave.                                Cedar Falls, IA
98.  Applebee's                     105 Chestnut Street                                 Ames, IA
99.  Applebee's                     3806 41st Street                                    Moline, IL
100. Applebee's                     3810 5th Avenue S.                                  Fort Dodge, IA
101. Applebee's                     200 12th Avenue                                     Coralville, IA
102. Tippen's Restaurant            2931 South Noland Road                              Independence, MO


                                 Schedule III-3

                                   SCHEDULE IV

                   TENANT RIGHTS OF FIRST REFUSAL/FIRST OFFER


1.   Memphis Best                8071 Manchester Road          Brentwood, MO
2.   Tippin's Restaurant         2931 South Noland Road        Independence, MO
3.   Tijuana Joe's               690 Johnson Ferry Road        Merietta, GA


                                  Schedule IV-1

                                   SCHEDULE V

                       Properties whicha re not triple net leased.
                       -------------------------------------------
1.   Puerta Vallarta                745 East Foothill Blvd.                     Rialto, CA
2.   Chili's                        2406 I-35 E. South                          Denton, TX
3.   Pilot Point Bank               2410 I-35 E. South                          Denton, TX
4.   Red Pepper Chinese             2412 I-35 E. South                          Denton, TX
5.   Tumbleweeds                    320 Patchogue-Port Jefferson Rd.            Port Jefferson, NY
6.   BK - closed                    7278 Point Douglas Road                     Cottage Grove, MN
7.   BK                             2720 Getwell Road                           Memphis, TN


                                  Schedule V-1